Exhibit 10.27

AMENDMENT #1 TO THE AMENDED AND RESTATEMENT EMPLOYEMENT

AGREEMENT DATED MAY 1, 2020

THIS AMENDMENT #1 TO AMEND AND RESTATED EMPLOYEMENT AGREEMENT (the “Amendment”) is effective as of March 8, 2024, (the “Amendment Effective Date”) and is made by and between Trevena, Inc., having offices at 955 Chesterbrook Blvd., Suite 100, Chesterbrook, PA 19087 (“Company”) and Carrie L. Bourdow (“Executive”).

WHEREAS, Company and Executive entered into that certain Amended and Restated Employment Agreement effective as of May 1, 2020 (the “Agreement”); and

WHEREAS, Company and Executive wish to amend the Agreement to fix a scrivener’s error.

NOW, THEREFORE, Executive and Company agree as follows:

1.	Terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
2.	Section 7(c) of the Agreement shall be deleted in its entirety and replaced with the following:

(c) Termination for Cause or Voluntary Termination. If Executive’s employment with the Company terminates voluntarily by Executive (other than for Good Reason as set for in the preceding subsection (b)) or for Cause by the Company, then (i) all vesting will terminate immediately with respect to the Executive’s outstanding equity awards, (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned).

3.	Except as specifically amended herein, the terms and condition of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have caused this Amendment to be executed on the date first written above.

[SIGNATURES]